Reference to Financial Information
                                   relating to
               The International Bank for Reconstruction and Development


     The Defeasance Collateral for Series 2000-4, 2002-2 and 2002-3 includes floatingrate notes issued by The International Bank for Reconstruction and Development("IBRD"). IBRD is subject to certain informational requirements ofRegulation BW, promulgated by the Securities and Exchange Commission ("SEC")under Section 15(a) of the Bretton Woods Agreements Act, and in accordancetherewith files its regular unaudited quarterly and audited annual financialstatements, its annual report and other information withthe SEC under File No. 083-00003. The fiscal year of IBRD ends on June 30 of each year. The fiscal quarters of IBRD end on September 30, December 31, March 31 and June 30 of each year.

     Copies of IBRD's SEC filings, including its most recently filed annual report and its most recently filed quarterly report are available (i) over the Internet at the SEC's web site at http://www.sec.gov; and (ii) at the SEC's public reference room in Washington, D.C. You may obtain information on the operation of the SEC's public reference room by calling the SEC at1-800-732-0330.

The  following   information  filed  with  the  SEC  by  The International Bank for Reconstruction and Development is incorporated  herein by reference:

     (i) the audited annual financial statements of The International Bank for Reconstruction and Development included in its most recently filed annual report on or prior to the date of filing of the Form 8-K to which this Exhibit relates; and

    (ii) the unaudited quarterly financial statements of The International Bank for Reconstruction and Development included in its most recently filed quarterly report filed since the annual report referred to in clause (i) above and on or prior to the date of filing of the Form 8-K to which this Exhibit relates.